                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ______________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933


                         McDERMOTT INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

    Republic of Panama                                     72-0593134
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
    of incorporation or organization)

    1450 Poydras Street, New Orleans, Louisiana             70161
    (Address of principal executive offices)             (Zip Code)

                     1996 OFFICER LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)

                                S. WAYNE MURPHY
                    Senior Vice President, General Counsel
                            and Corporate Secretary
                             1450 Poydras Street,
                                P.O. Box 61961
                         New Orleans, Louisiana 70161
                    (Name and address of agent for service)

                                (504) 587-5400
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================
                                         Proposed         Proposed
                              Amount     maximum          maximum           Amount of
Title of securities to be                offering price   aggregate         registration
registered                               per share/1/     offering price    fee
------------------------------------------------------------------------------------------
Common Stock, $1.00 par
 value /2/                   1,500,000   $25.0625          $37,593,750         $10,452
==========================================================================================

_______________________________

(1) The proposed maximum aggregate offering price is based upon the average sales price on the New York Stock Exchange on August 23, 1999.

(2) Includes associated rights to purchase Series D Participating Preferred Stock of McDermott International, Inc.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     This Registration Statement relates to the registration of 1,500,000 shares of the common stock, $1.00 par value per share (the "Common Stock"), of McDermott International, Inc. (the "Registrant") reserved for issuance under the Registrant's 1996 Officer Long-Term Incentive Plan. This Registration Statement on Form S-8 incorporates by reference the Registrant's previously filed registration statement relating to the Registrant's 1996 Officer Long-Term Incentive Plan on Form S-8 (No. 333-12531). The documents containing the information specified in Part I of Form S-8 will be, or previously have been, sent or given to participants under the plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act"). In accordance with Rule 428(a) of the 1933 Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the 1933 Act.

Item 2.  Registrant Information and Employee Plan Annual Information

         See response to Item 1 above.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents previously filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") (Commission File No. 1-8430) are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 filed with the Commission on June 10, 1999, as amended by Form 10-K/A filed with the Commission on June 29, 1999;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999 filed with the Commission on August 11, 1999;

     (c) The Registrant's registration statement on Form S-8 (No. 333-12531) filed with the Commission on September 24, 1996; and

     (d) The description of Common Stock contained in the Registrant's registration statement on Form 8-A dated December 7, 1982 filed with the Commission and the description of the Registrant's preferred stock purchase rights registered on Form 8-A filed with the Commission on December 15, 1995.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.  Description of Securities

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel

      Not Applicable.

Item 6.  Indemnification of Directors and Officers

      Incorporated by reference from the Registrant's registration statement on Form S-8 (333-12531).

Item 7.  Exemption from Registration Claimed

      Not Applicable.

Item 8.  Exhibits

      4.1 Registrant's Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996)

      4.2 Registrant's amended and restated By-laws (incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998)

      4.3 Amended and Restated Rights Agreement dated as of April 15, 1999 between the Registrant and First Chicago Trust Company of New York, as Rights Agent

           (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999)

     5     Opinion of Durling & Durling

     23.1  Consent of Durling & Durling (included in Exhibit 5)

     23.2  Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.3  Consent of Ernst & Young LLP, Independent Auditors

     24 Power of Attorney from Certain Directors and Officers of Registrant (included as part of the signature page of this Registration Statement)

Item 9.  Undertakings

         Incorporated by reference from the Registrant's registration statement on Form S-8 (333-12531).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 25th day of August, 1999.

                                    McDermott International, Inc.

                                    By /s/ ROGER E. TETRAULT
                                      -------------------------------
                                           Roger E. Tetrault
                                           Chairman of the Board,
                                           Chief Executive Officer
                                           and Director


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints S. Wayne Murphy and John S. Tsai, jointly and severally, his attorneys-in-fact, each with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                        Date
---------                       -----                        ----


/s/Roger E. Tetrault         Chairman of the Board         August 25, 1999
--------------------------
Roger E. Tetrault            and Chief Executive
                             Officer and Director
                            (Principal Executive
                             Officer and Authorized
                             Representative in the
                             United States)

/s/ Daniel R. Gaubert        Senior Vice President,        August 25, 1999
--------------------------
Daniel R. Gaubert            and Chief Financial
                             Officer (Principal
                             Financial and Principal
                             Accounting Officer)


/s/ Philip J. Burgieres      Director                      August 25, 1999
--------------------------
Philip J. Burgieres


/s/ Bruce DeMars             Director                      August 25, 1999
--------------------------
Bruce DeMars


/s/ Joe B. Foster            Director                      August 25, 1999
--------------------------
Joe B. Foster


/s/ Robert L. Howard         Director                      August 25, 1999
--------------------------
Robert L. Howard


/s/ John W. Johnstone, Jr.   Director                      August 25, 1999
--------------------------
John W. Johnstone, Jr.

/s/ Kathryn D. Sullivan      Director                      August 25, 1999
--------------------------
Kathryn D. Sullivan


/s/ John N. Turner           Director                      August 25, 1999
--------------------------
John N. Turner


/s/ Richard E. Woolbert      Director                      August 25, 1999
--------------------------
Richard E. Woolbert

                                 EXHIBIT INDEX
                                 -------------



Exhibit No.                Description
-----------                -----------

4.1 Registrant's Articles of Incorporation, as amended (incorporated by reference to Exhibit
               3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996)

4.2 Registrant's amended and restated By-laws (incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998)

4.3 Amended and Restated Rights Agreement dated as of April 15, 1999 between the Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999)

 5             Opinion of Durling & Durling

23.1           Consent of Durling & Durling (included in Exhibit 5)

23.2           Consent of PricewaterhouseCoopers LLP,
               Independent Accountants

23.3           Consent of Ernst & Young LLP, Independent
               Auditors

24 Power of Attorney from Certain Directors and Officers of Registrant (included as part of the signature page of this Registration Statement)